EXHIBIT 10.17
Summary of Compensation Arrangements of Certain Executive Officers of Flex Ltd.
Note: The following summary of compensation arrangements does not include all previously-reported compensation arrangements or awards granted under previously-disclosed incentive plans. Disclosures with respect to compensation for Named Executive Officers for the 2019 fiscal year will be included in the Company’s definitive proxy statement for the Company’s 2019 Annual General Meeting of Shareholders, and disclosures with respect to compensation for Named Executive Officers for the 2020 fiscal year will be included in the Company’s definitive proxy statement for the Company’s 2020 Annual General Meeting of Shareholders.
Compensation for Revathi Advaithi (Chief Executive Officer)
Ms. Advaithi’s current annual base salary is $1,150,000. In addition, Ms. Advaithi was awarded compensation pursuant to an Offer Letter entered into on February 7, 2019, which is summarized in the Company’s Form 8-K filed on February 11, 2019. Ms. Advaithi will be eligible to participate in the Company’s annual incentive bonus plan and the long-term cash incentive deferred compensation program. Ms. Advaithi also will be eligible to receive awards of performance-based restricted share unit awards and service-based restricted share unit awards under the Company’s equity incentive plan as part of her fiscal 2020 compensation.
Compensation for Christopher Collier (Chief Financial Officer)
Mr. Collier’s current annual base salary is $700,000. In addition, Mr. Collier will be eligible to participate in the Company’s annual incentive bonus plan and the long-term cash incentive deferred compensation program. Mr. Collier also will be eligible to receive awards of performance-based restricted share unit awards and service-based restricted share unit awards under the Company’s equity incentive plan as part of his fiscal 2020 compensation.
Compensation for Francois P. Barbier
Mr. Barbier’s current annual base salary is $710,000. In addition, Mr. Barbier will be eligible to participate in the Company’s annual incentive bonus plan and long-term cash incentive deferred compensation plan. Mr. Barbier also will be eligible to receive awards of performance-based restricted share unit awards and service-based restricted share unit awards under the Company’s equity incentive plan as part of his fiscal 2020 compensation.
Compensation for Paul Humphries
Mr. Humphries’s current annual base salary is $710,000. In addition, Mr. Humphries will be eligible to participate in the Company’s annual incentive bonus plan and long-term cash incentive deferred compensation plan. Mr. Humphries also will be eligible to receive awards of performance-based restricted share unit awards and service-based restricted share unit awards under the Company’s equity incentive plan as part of his fiscal 2020 compensation.
Compensation for Scott Offer
Mr. Offer’s current annual base salary is $605,000. In addition, Mr. Offer will be eligible to participate in the Company’s annual incentive bonus plan and long-term cash incentive deferred compensation plan. Mr. Offer also will be eligible to receive awards of performance-based restricted share unit awards and service-based restricted share unit awards under the Company’s equity incentive plan as part of his fiscal 2020 compensation.

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